                                                                  EXHIBIT (5)(e)

                                                                           Single Premium Immediate Variable Annuity

                                                                                               CUSTOMER SERVICE FORM

                                                                             Complete and return to: SPIA Operations
The United States Life Insurance Company in the City of New York (USL)   P.O. Box 3018, Houston, TX 77253-3018, 2-D1
A member company of American International Group, Inc.                           (888) 438-6933 . (713) 620-3139 Fax
New York, NY
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Instructions: Please type or print in black ink. Refer to the contract prospectus and your contract for additional information.

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1.   Contract Identification           Indicate change or request desired below.

     Contract #: ___________________________  Annuitant: _______________________

     Contract OWNER(S): ________________________________________________________

     Address: __________________________________________________________________

     [ ] CHECK HERE
     IF CHANGE OF
     ADDRESS  __________________________________________________________________

     S.S. No. or Tax I.D. No.: ____/_____/_____  Phone Number: (_____)__________

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2.   Name Change

     [ ] Annuitant*  [ ] Beneficiary*  [ ] Owner(s)*
     (*DOES NOT CHANGE ANNUITANT, BENEFICIARY OR OWNERSHIP DESIGNATION.)

     FROM (FIRST, MIDDLE, LAST)         TO (FIRST, MIDDLE, LAST)

     Reason:         [ ] Marriage      [ ] Divorce   [ ] Correction    [ ] Other
     (ATTACH CERTIFIED COPY OF COURT ORDER)

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3.   Correct Age                       Use this section to correct the age of
                                       any annuitant covered under this
                                       contract. Proof of the correct date of
                                       birth must accompany this request.

     Name of Annuitant for whom
     this correction is submitted: _____________________________________________

     Correct DOB: ________/________/________

     Type of proof submitted: [ ] Certified copy of Birth Certificate
                              [ ] Copy of Driver's License
                              [ ] Other: _______________________________________

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4.   Social Security Change            Use this section to correct the Social
                                       Security Number of any person covered
                                       under this contract.

     Name of Insured for whom
     this correction is submitted: _____________________________________________

     Correct Social Security Number: ___________/__________/___________

     Under penalties of perjury, I certify: (1) that the Social Security Number
     (SSN) or taxpayer identification number is correct as it appears on the application; and (2) that I am not subject to backup withholding under
     Section 3406(a)(1)(C) of the Internal Revenue Code; and (3) I am a U.S.
     person (including a U.S. resident alien). The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. You must cross out item (2) if you are subject to backup withholding and cross out item (3) if you are not a U.S. person (including a U.S. resident alien).

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AGLC101320                         PAGE 1 OF 2

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5.   Tax Withholding -- Periodic Payments

     Annuity payments may be subject to Federal and State income tax withholding. If you elect not to have withholding apply to your payments, or if you do not have enough Federal and State income tax withheld, you may be responsible for payment of estimated tax. You may incur tax penalties if your withholding and estimated tax payments are not sufficient. You may revoke your withholding election at any time by completing a new W4-P and returning it to USL. If a W4-P is not included or withholding is not indicated below, Federal withholding will be for filing as a married person claiming three (3) withholding allowances until revoked by the Owner.

     Federal Tax Withholding:

          [ ]  Do Not withhold Federal Income Tax
          [ ]  Do withhold Federal Income Tax based on this information:
               Allowances _____________ Marital Status _________ or $ __________

     State Tax Withholding (if applicable):
          [ ]  Do Not withhold State Income Tax
          [ ]  Do withhold State Income Tax: $ _____________ or  _____________ %

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6.   Tax Withholding -- Non-Periodic Withdrawals

     Non-Periodic Withdrawals may be subject to Federal and State income tax withholding. If you elect not to have withholding apply to your withdrawals, or if you do not have enough Federal and State income tax withheld, you may be responsible for payment of estimated tax. You may incur tax penalties if your withholding and estimated tax payments are not sufficient. You may revoke your withholding election at any time by completing a new W4-P and returning it to USL. If a W4-P is not included or withholding is not indicated below, Federal withholding will be 10%.

     Federal Tax Withholding:

          [ ]  Do Not withhold Federal Income Tax
          [ ]  Do withhold Federal Income Tax based on this information:
               Allowances _____________ Marital Status _________ or $ __________

     State Tax Withholding (if applicable):

          [ ]  Do Not withhold State Income Tax
          [ ]  Do withhold State Income Tax: $ _____________ or  _____________ %

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7.   Telephone Authorization

     I (or we, if Joint Owners), hereby authorize USL to act on telephone instructions to transfer values among the variable divisions and the Fixed
     Account Division. Please check the applicable box(es) below.

          [ ]  Contract Owner(s)

          [ ] Agent/Registered Representative who is appointed to represent USL and the firm authorized to service my contract.

     USL will not be responsible for any claim, loss or expense based upon telephone instructions received and acted on in good faith, including losses due to telephone instruction communication errors. USL's liability for erroneous transfers and allocations, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection or other claim arises due to a telephone transaction, I will notify USL in writing within five working days from receipt of confirmation of the transaction from USL. I understand that this authorization is subject to the terms and provisions of my SPIA immediate variable annuity contract and its related prospectus. This authorization will remain in effect until my written notice of its revocation is received by USL at its home office.

     Signed at: _____________________________________  Date: ________________
                City                    State

                X____________________________________  X_____________________
                 Signature of Owner                     Signature of Joint Owner
                                                         (if applicable)

                This Authorization is for Contract Number _______________

     ** This section is not applicable for Immediate Fixed Annuity Contracts.

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8.   Affirmation/Signature

     CERTIFICATION: Under penalties of perjury, I certify (1) that the number shown on this form is my correct taxpayer identification number and (2) that I am not subject to backup withholding under Section 3406(a)(1)(C) of the Internal Revenue Code. The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding.


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              DATE                           SIGNATURE OF CONTRACT OWNER(S)

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AGLC101320                        PAGE 2 OF 2